Exhibit 23.2
INDEPENDENT AUDITORS’ CONSENT
We consent to the use in this Registration Statement of Hines Real Estate Investment Trust, Inc. on Form S-11 of our report dated April 13, 2006 related to the statements of revenues and certain operating expenses of 321 North Clark, Chicago, Illinois for the years ended December 31, 2005, 2004 and 2003, our report dated February 13, 2006 related to the statement of revenues and certain operating expenses of the eleven building office complex known as Airport Corporate Center located in Miami, Florida for the year ended December 31, 2005, our report dated June 14, 2006 related to the statements of revenues and certain operating expenses of 1201 W. Peachtree Street, Atlanta, Georgia for the years ended December 31, 2005, 2004 and 2003, our reports dated December 15, 2006 related to the statements of revenues and certain operating expenses of 2100 Powell Street, Emeryville, California, 3400 Data Drive, Rancho Cordova, California, 901 and 951 East Byrd Street, Richmond, Virginia and the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodland Hills, California for the year ended December 31, 2005, our report dated February 22, 2007 related to the statement of revenues and certain operating expenses of the Daytona Buildings, an office complex located at 148th Avenue and N. E. 32nd Street, Redmond, Washington for the year ended December 31, 2005, our report dated February 22, 2007 related to the statement of revenues and certain operating expenses of the Laguna Buildings, an office complex located on N. E. 31st Way, Redmond, Washington for the year ended December 31, 2006, our report dated April 13, 2007 related to the statement of revenues and certain operating expenses of Atrium on Bay, Toronto, Ontario for the year ended December 31, 2006, our report dated July 13, 2007 related to the statement of revenues and certain operating expenses of 2301 Fifth Avenue, Seattle, Washington for the year ended December 31, 2006, our report dated October 2, 2007 related to the statement of revenues and certain operating expenses of 3 Huntington Quadrangle, a two-building office complex located in Melville, New York for the year ended December 31, 2006, our reports dated October 16, 2007 related to the statements of revenues and certain operating expenses of One Wilshire, Los Angeles, California and a portfolio of nine office/flex buildings located in the I-494, I-394, and Midway submarkets of Minneapolis, Minnesota for the year ended December 31, 2006, our report dated January 16, 2008 related to the statement of revenues and certain operating expenses of Chase Tower, an office complex located at 2200 Ross Avenue, Dallas, Texas for the year ended December 31, 2006 and our report dated January 24, 2008 related to the statement of revenues and certain operating expenses of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California for the year ended December 31, 2007 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Houston, Texas
January 24, 2008